UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 11, 2013 (March 7, 2013)

Date of Report (date of earliest event reported)

NEUROGESX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33438	94-3307935
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

999 Baker Street, Suite 200, San Mateo, California 94404

(Address of principal executive offices)

(650) 358-3300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The disclosure set forth under Item 8.01 below is hereby incorporated by reference into this Item 1.01.

Item 8.01.	Other Events

On March 7, 2013, NeurogesX, Inc. (the “Company”) repaid approximately $9.1 million of the amount the Company owes to Hercules Technology Growth Capital, Inc. (“Hercules”) under the Loan and Security Agreement, dated as of August 5, 2011, as amended to date (the “LSA”), between the Company and Hercules. Under the terms of the LSA, Hercules had a security interest in the amounts repaid to it by the Company. The Company continues to be obligated to repay the remaining outstanding balance under the LSA of approximately $4.5 million. The repayment caused the Company’s cash balance subject to a perfected lien in favor of Hercules to fall below the $10 million required by the LSA; however, Hercules and the Company amended the LSA to reduce the required cash balance requirement to $900,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGESX, INC.

By:	/s/ Stephen F. Ghiglieri
Stephen F. Ghiglieri
Executive Vice President, Chief Operating Officer
and Chief Financial Officer

Date: March 11, 2013

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